Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of American Midstream Partners, LP of our report dated February 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JP Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

January 9, 2017